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                                                                                                                        Exhibit 5B

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VUL/ONE/ Addendum to Application                                                       The Lincoln National Life Insurance Company
Home Office Location: Fort Wayne, Indiana 46802-3506                   Administrative Mailing Address: Hartford, Connecticut 06103

                                                                                                                      B30 - Page 1

1a.  Name of Proposed Insured A  (First, Middle Initial & Last)   1b.  Name of Proposed Insured B  (First, Middle Initial & Last)

1c.  Name of Owner  (Provide full legal name)                     1d.  Phone Number of Owner  (Including Area Code)

2.   What level of risk are you most comfortable assuming for the underlying investment options in your life insurance policy?
     (Check one only.) [ ] Aggressive [ ] Moderately Aggressive [ ] Moderate [ ] Moderately Conservative

AUTOMATIC REBALANCING: This policy will be issued with Quarterly Automatic Rebalancing which is required to maintain the Optimal
No-Lapse Enhancement Rider. Please see the Product Prospectus for more information regarding the Rider.

3.   PREMIUM PAYMENT ALLOCATIONS Allocation to any one line must be 1% or more. Use whole percentages only. The allocations elected below will also be used for Future Premium Payments, Automatic Rebalancing, and Dollar Cost Averaging (if elected).
     Total allocations including the fixed account must equal 100%.

          _________ % Fixed Account Transfer(s) from the Fixed Account may be subject to limitations in timing or amount. See the
Product Prospectus for any such limitations on transfers.

AllianceBernstein Variable Products Series Fund, Inc.              Lincoln Variable Insurance Products Trust

     Global Technology Portfolio (Class A)                              Aggressive Growth Fund (Standard Class)
     Growth and Income Portfolio (Class A)                              Bond Fund (Standard Class)
     Small Mid/Cap Value Portfolio (Class A)                            Capital Appreciation Fund (Standard Class)

American Century Variable Portfolios, Inc.                              Core Fund (Standard Class)

     Inflation Protection Fund (Class I)                                Equity-Income Fund (Standard Class)

American Funds Insurance Series                                         Global Asset Allocation Fund (Standard Class)

     Global Growth Fund (Class 2)                                       Growth Fund (Standard Class)
     Global Small Capitalization Fund (Class 2)                         Growth and Income Fund (Standard Class)
     Growth Fund (Class 2)                                              Growth Opportunities Fund (Standard Class)
     Growth-Income Fund (Class 2)                                       International Fund (Standard Class)
     International Fund (Class 2)                                       Money Market Fund (Standard Class)

Delaware VIP Trust                                                      Social Awareness Fund (Standard Class)

     Capital Reserves Series (Standard Class)
     Diversified Income Series (Standard Class)                         Aggressive Profile Fund (Standard Class)
     Emerging Markets Series (Standard Class)                           Conservative Profile Fund (Standard Class)
     High Yield Series (Standard Class)                                 Moderate Profile Fund (Standard Class)
     REIT Series (Standard Class)                                       Moderately Aggressive Profile Fund (Standard Class)

     Small Cap Value Series (Standard Class)                       M Funds, Inc.

     Trend Series (Standard Class)                                      Brandes International Equity Fund
     Value Series (Standard Class)                                      Business Opportunity Value Fund

Fidelity Variable Insurance Products                                    Frontier Capital Appreciation Fund
     Contrafund Portfolio (Service Class)                               Turner Core Growth Fund
     Growth Portfolio (Service Class)                              MFS(R)Variable Insurance Trust
     Mid Cap Portfolio (Service Class)                                  Total Return Series (Initial Class)
     Overseas Portfolio (Service Class)                                 Utilities Series (Initial Class)

Franklin Templeton Variable Insurance Products Trust               Neuberger Berman Advisers Management Trust
     Franklin Small Mid-Cap Growth Securities Fund (Class 1)            Mid-Cap Growth Portfolio (I Class)
     Templeton Global Income Securities Fund (Class 1)                  Regency Portfolio (I Class) Templeton
     Growth Securities Fund (Class 1) Scudder Investment VIT Funds

Other:                                                                  Equity 500 Index Fund (Class A)
                                                                        Small Cap Index Fund (Class A)

4.   DOLLAR COST AVERAGING If Dollar Cost Averaging (DCA) is elected, an Initial Premium Allocation must be made to the Money
     Market Fund or Fixed Account. DCA transfers will continue monthly until the first policy anniversary or until the Money
     Market Fund or Fixed Account is exhausted or the program is terminated, whichever occurs earlier.

     [ ] No [ ] Yes (sub account allocations will be the same as indicated in Section 3 above)

4a.  Choose an account to Dollar Cost Average from: [ ] Fixed Account [ ] Money Market

4b.  Enter Dollar Cost Averaging Amount $_________________/Month

Note: All payments and values provided by the life insurance policy when based on the investment experience of the variable account are variable and are not guaranteed as to dollar amount. The Death Benefit Proceeds and the cash values may increase or decrease in accordance with the experience of the variable account. Also, the Death Benefit Proceeds may be variable or fixed under specified conditions.

B30                                                       (Rev. 5/05)                                                   MGroup
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                                                                                                                      B30 - Page 2

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5.   ELECTRONIC TRANSFER AUTHORIZATION

     I/We authorize telephone transfer instruction for :      [ ] Myself/Ourselves        [ ] Registered Representative/Agent

     I/We authorize internet transfer instructions for:       [ ] Myself/Ourselves        [ ] Registered Representative/Agent

     I/We acknowledge that neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with an electronic transfer if the Company or such other person acted upon an electronic transfer instruction in good faith in reliance on this authorization.

SUITABILITY Answers to questions 6a - 12 are not required if the policy owner is a trust.

6a.  Total Net Worth   $ _____________________                 6b.  Total Household Income (Earned & Unearned)

6c.  Liquid Net Worth  $ _____________________                 6d.  How much of Net Worth is in Stocks, Bonds and Mutual Funds?


7.   Total face value of other Life Insurance?

8.   Marital Status: (Check one.)   [ ] Single       [ ] Married       [ ] Divorced       [ ] Widowed       [ ] Separated

9.   Number of Dependents:                                     10.  Date of Birth:

11.  Source of Premium Dollars: (Check one.)      [ ] Corporate     [ ] Individual     [ ] Irrevocable Trust

12.  Current Employer Name & Address:

13.  Occupation: (Check one.)   [ ] Business Owner     [ ] Executive     [ ] Professional     [ ] Retiree     [ ] Other:

14.  Tax Filing Status: (Check one.)   [ ] Single    [ ] Head of Household    [ ] Partnership    [ ] Non Taxable
                                                     [ ] Joint      [ ] Corporation              [ ] Trust [ ] Other  __________

15.  Time Horizon: (Check one.)  [ ] 5 - 7 years    [ ] 8 - 10 years    [ ] 11 - 15 years    [ ] Other _________________

16.  For this policy, I/we am/are comfortable assuming: (Check one.)    [ ] Low Risk      [ ] Moderate Risk      [ ] High Risk

17.  Name of any person(s) authorized to transact business on behalf of this entity:

18.  Does the Policy Owner have any affiliation with, or work for, a member of a Stock Exchange or the National Association of
     Securities Dealers, Inc., or other entity in dealing as agent or principal in securities? (If "Yes", provide the name and address of the company below.) [ ] Yes [ ] No

     Company Name & Address:

19.  Name of Broker/Dealer: (Please print.)

     Address:
     Telephone:                                                                 Field Office Code:

I/We understand that variable universal life is a life insurance policy.

I/We have a current need for life insurance.

I/We understand that the cash value and Death Benefit Proceeds of a variable universal life policy may increase or decrease based upon the investment experience of the sub-accounts, and that a decrease in cash value may cause a lapse in the policy and loss of life insurance coverage.

I/We have read the questions and answers in this VUL/SVUL Addendum to Application (Addendum to Application) and declare that they are complete and true to the best of my/our knowledge and belief. I/We agree, a) that this Addendum to Application and Application shall form a part of any Policy issued, and b) that no Agent/Representative of the Company shall have the authority to waive a complete answer to any question in this Addendum to Application, make or alter any contract, or waive any of the Company's other rights or requirements.

I/We acknowledge receipt of the current Product Prospectus and Funds Prospectus(es).

I/We have been informed of the risks involved in this life insurance policy and I/we believe the VUL/SVUL product is suitable given my/our overall objective towards investing and time horizon.

---------------------------------------------------       --------------------------------------        ---------------------------
Signature of Owner/Trustee(Provide Officer's              Witness (Licensed Representative)             Date
Title if policy is owned by a Corporation.)

---------------------------------------------------       --------------------------------------        ---------------------------
Dated at (City and State)                                 Signature of Field Investment Reviewer        Date
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